AMENDMENT AGREEMENT

THIS AMENDMENT AGREEMENT to the Management Agreement dated as of December 7, 2010 (the “Effective Date”), is entered into between Cannabis Science, Inc., with its principal offices located at 6946 North Academy Blvd Suite B #254, Colorado Springs, Colorado 80918 (the “Company” or “CBIS”) and Adam Pasquale, with an address of Suite #323 2865 South Colorado Blvd., Denver, Colorado 80222 (the “Consultant”), and hereby amends the Management Agreement entered into between CBIS and the Consultant dated as of July 30, 2010 (the "Agreement").

WHEREAS:

A.      The parties entered into the Agreement in order to govern the mutually beneficial relationship of the parties with respect to services for the Company that are performed by the Consultant; and

B.      The parties wish to amend Section 2.1 of the Agreement and to correct the commencement date of the Agreement from July 30, 2010 to May 8, 2010; and

C.      The parties wish that the remaining terms of the Agreement remain the same.

NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, the parties agree to amend the Agreement as follows:

  Section 2.1 shall be amended in its entirety to read as follows:

2.1       The term of this Agreement shall begin as of May 8, 2010 and shall continue for a period of twelve (12) months or until terminated earlier pursuant to Sections 13 or 14 herein (the “Term”).  Any renewal period for this Agreement shall be at the sole discretion of the Company along with the renewal term including any compensation for services during the renewal term.

  Section 4.2 shall be amended in its entirety to read as follows:

     4.2       Shares and Options.  As further compensation for the provision of the Services, the Company shall grant the Consultant two million (2,000,000) 144-shares of restricted common stock of the Company.  These shares will be issued as an inducement to the Consultant to enter into the Agreement and will be deemed to have been earned by the Consultant as of May 8, 2010.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

CANNABIS SCIENCE, INC.                                                         CONSULTANT:

Per:      /s/  Robert Melamede                                                               /s/  Adam Pasquale

___________________________                                                      ___________________________

Dr. Robert Melamede, President                                                          Adam Pasquale